VIRGINIA GOLD MINES INC.
(an exploration company)
Interim Balance Sheet (unaudited)
(expressed in Canadian dollars)

	As at	As at
	August 31	February 28
	2005	2005
	$	$
(restated)
(note 1)
ASSETS

Current assets
Cash and cash equivalents	10 115 738	7 318 302
Short-term investments (quoted market value $24 446 490;
$9 664 926 as at February 28, 2005)	22 456 468	8 196 733
Amounts receivable	6 907 221	5 082 525
Prepaid expenses	57 317	64 111
	39 536 744	20 661 671

Deposit on exploration costs	--	49 430
Long-term investments (quoted market value $91 000; $42 500 as at February 28, 2005)	13 585	13 585
Office equipment, at cost less accumulated depreciation of
$15 115 ($12 790 as at February 28, 2005)	15 385	17 470
Mining properties (note 3)	13 105 799	8 205 876
Web site development expenses, at cost less accumulated
amortization of $3 468 ($2 846 as at February 28, 2005)	3 529	4 152
	52 675 042	28 952 184

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities
Related companies	246 514	207 227
Others	2 430 791	706 289
	2 677 305	913 516

SHAREHOLDERS' EQUITY

Share capital (note 4a)	78 660 972	56 253 306
Stock options (note 5a)	746 051	460 466
Unit options (note 5b)	249 301	--
Warrants (note 4b)	534 751	554 380
Contributed surplus	1 274	1 274
Deficit	(30 194 612)	(29 230 758)
	49 997 737	28 038 668
	52 675 042	28 952 184

Approved by the Board of Directors, (s) André Gaumond , director (s) André Lemire , director

VIRGINIA GOLD MINES INC.
(an exploration company)
Interim Statements of Deficit (unaudited)
For the three and six-month periods ended August 31, 2005 and 2004
(expressed in Canadian dollars)

	2005	2004	2005	2004
	3 months	3 months	6 months	6 months
	$	$	$	$
	(restated)		(restated)
	(note 1)		(note 1)

Balance- Beginning of period	29 396 040	24 525 543	29 230 758	24 495 209

Cancellation of stock options	--	--	--	53 734

Net loss before the restatements	667 510	285 109	832 792	261 709

As previously reported	30 063 550	24 810 652	30 063 550	24 810 652

Restatemens for the three-month period
ended May 31, 2005	(372 200)	--	--	--

	29 691 350	24 810 652	30 063 550	24 810 652

Restatements for the three-month period
ended August 31, 2005 (note 1)	503 262	--	131 062	--

Balance restated - End of period	30 194 612	24 810 652	30 194 612	24 810 652

VIRGINIA GOLD MINES INC.
(an exploration company)
Interim Statements of Earnings (unaudited)
For the three and six-month periods ended August 31, 2005 and 2004
(expressed in Canadian dollars)

	2005	2004	2005	2004
	3 months	3 months	6 months	6 months
	$	$	$	$
	(restated)		(restated)
	(note 1)		(note 1)

Revenues
Dividends	85 332	80 599	166 011	149 793
Interest	202 770	135 196	416 581	135 860
Fees	31 964	107 607	89 966	141 467
	320 066	323 402	672 558	427 120

Expenses
Professional and maintenance fees	248 416	72 933	312 835	136 818
Management fees	166 000	70 180	300 000	151 867
Rent and office expenses	199 890	114 461	368 089	186 102
Advertising and exhibitions	18 178	28 974	92 793	76 987
Travelling	60 318	10 034	123 852	47 674
Depreciation of office equipment	1 144	991	2 324	1 282
Amortization of Web site development expenses	312	346	623	701
General exploration costs	284 417	272 535	317 729	317 511
Grants, credit on duties refundable for losses
and refundable tax credit for resources	(69 275)	(109 588)	(60 179)	(225 224)
Cost of abandoned or written-off mining properties	783 395	216 060	946 875	216 763
Bad debts	--	--	--	10 130
Gain on sale of short-term investments	(201 920)	(68 415)	(338 676)	(242 210)
Loss on sale of long-term investments	--	--	--	10 428
Gain on sale of mining properties	(37)	--	(429 853)	--
	1 490 838	608 511	1 636 412	688 829

Net loss for the period	(1 170 772)	(285 109)	(963 854)	(261 709)

Basic and diluted net
loss per share	(0,026)	(0,008)	(0,022)	(0,007)

VIRGINIA GOLD MINES INC.
(an exploration company)
Interim Statements of Cash Flows (unaudited)
For the period of three and six-month periods ended August 31, 2005 and 2004
(expressed in Canadian dollars)

	2005	2004	2005	2004
	3 months	3 months	6 months	6 months
	$	$	$	$
	(restated)		(restated)
	(note 1)		(note 1)
Cash flows from operating activities
Net loss for the period	(1 170 772)	(285 109)	(963 854)	(261 709)
Items not affecting cash and cash equivalents
Cost of abandoned or written off mining properties	783 395	216 060	946 875	216 763
Depreciation of office equipment	1 144	991	2 324	1 282
Amortization of Web site development expenses	312	346	623	701
Stock-based compensation costs	334 805	99 736	334 805	99 736
Gain on sale of short-term investments	(201 920)	(68 415)	(338 676)	(242 210)
Gain on sale of mining properties	(37)	--	(429 853)	--
Loss on sale of long-term investments	--	--	--	10 428
	(253 073)	(36 391)	(447 756)	(175 009)

Net change in non-cash working capital items
Income taxes recoverable	--	--	--	(13 694)
Amounts receivable	125 750	(190 967)	662 454	(185 219)
Prepaid expenses	87 036	(26 569)	6 794	152 988
Accounts payable and accrued liabilities	350 469	(84 707)	481 104	91 152
	310 182	(338 634)	702 596	(129 782)

Cash flows from financing activities
Share capital issued	3 686 436	166 603	23 912 589	203 794
Share issue expenses	(236 493)	--	(1 324 471)	--
Stock options cancelled	--	--	--	(53 734)
	3 449 943	166 603	22 588 118	150 060

Cash flows from investing activities
Change in short-term investments	(1 022 093)	722 167	(13 486 974)	(2 206 823)
Variation in deposit on exploration costs	49 430	50 490	49 430	(99 510)
Variation in long-term investments	--	--	--	(24 126)
Additions to mining properties	(2 546 644)	(1 093 098)	(7 055 495)	(2 519 553)
Grants received	--	--	--	22 500
Additions to office equipment	--	(4 942)	(239)	(4 942)
Web site development expenses	--	(125)	--	(125)
	(3 519 307)	(325 508)	(20 493 278)	(4 832 579)

Net change in cash and cash equivalents	240 818	(497 539)	2 797 436	(4 812 301)
Cash and cash equivalents - Beginning of period	9 874 920	4 628 904	7 318 302	8 943 666
Cash and cash equivalents - End of period	10 115 738	4 131 365	10 115 738	4 131 365

Additional information
Interest received	119 688	107 201	300 355	305 507
Income taxes paid	84	1 942	170	4 246
Items not affecting cash and cash equivalents restated
to financing and investing activities
Long-term investments transferred in
short-term investments	--	--	--	12 405
Credit on duties refundable for losses and refundable tax
credit receivable related to exploration costs accounted
for against mining properties	6 365 694	3 056 061	6 365 694	3 056 061
Acquisition of mining properties included in
accounts payable and accrued liabilities	2 076 606	1 103 405	2 076 606	1 103 405
Stock options exercised and included in share capital	22 810	18 467	49 220	25 367
Warrants exercised and included in share capital	16 020	--	570 400	--
Warrants granted and included in share capital	26 382	--	550 771	147 793
Unit option granted and included in capital share	--	--	249 301	--
Stock options granted and included in share capital	334 805	--	334 805	--
Sale of mining properties in return for short-term investments	434 085	--	434 085	--

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited )
(expressed in Canadian dollars)

1 Restatements

The financial statements for the three and six-month periods ended August 31, 2005, filed on SEDAR on on October 14, 2005 and on EDGAR on November 3, 2005 have been subject to the following restatements:

$
Balance Sheets

Current assets before restatements	38 332 035
Overstatement of tax credits receivable	(947 718)
Transfer of exploration funds to cash and cash equivalents	2 780 357
Transfer of prepaid expenses to current liabilities	(627 930)
Current assets after restatements	39 536 744

Mining properties before restatements	12 230 012
Overstatement of refundable tax credits receivable applied against
mining properties	875 787
Mining properties after restatements	13 105 799

Current liabilities before restatements	2 049 375
Transfer of current liabilities to prepaid expenses	627 930
Current liabilities after restatements	2 677 305

Shareholders' Equity

Share capital before restatements	78 739 448
Decrease in the fair value of warrants granted following
a change in the assumed expected volatility	170 825
Share issue expenses related to unit options granted	(249 301)
Share capital after restatements	78 660 972

Stock options before restatements	686 920
Increase in the fair value of stock options granted following a change
in the assumed related expected volatility	59 131
Stock options after restatements	746 051

Unit options before restatements	--
Fair value of unit options granted in March 2005
and not initially valued	249 301
Unit options after restatements	249 301

Warrants before restatements	705 576
Decrease in the fair value of warrants
following a change in the assumed expected volatility	(170 825)
Warrants after restatements	534 751

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited )
(expressed in Canadian dollars)

	2005	2005
	3 months	6 months
	$	$
Statements of Earnings

Net loss before restatements	(667 510)	(832 792)
Overstatement of refundable tax credits for losses	(14 315)	(71 931)
Gain on sale of mining properties	(429 816)	--
Increase in the fair value of stock options granted following a change in the
assumed related expected volatility	(59 131)	(59 131)
Net loss after restatements	(1 170 772)	(963 854)

Basic and diluted net loss per share before restatements	(0,022)	(0,019)

Basic and diluted net loss per share after restatements	(0,026)	(0,022)

Statements of Cash Flows

Cash flows from operating activities before restatements	2 431 523	1 359 040
Gain on sale of mining properties	--	(429 816)
Understatement of cost of mining properties abandoned	7 345	39 802
Reclassification of items in investing activities	(2 128 686)	(266 430)
Cash flows from operating activities after restatements	310 182	702 596

Cash flows from investing activities before restatements	(7 871 980)	(23 827 694)
Transfer of short-term investments to cash and cash equivalents	(114 940)	533 519
Variation in exploration funds reclassified with cash and cash equivalents	2 780 357	2 578 538
Increase in additions to mining properties following restatements	(7 345)	390 014
Reclassification of items from operating activities	2 128 686	266 430
Proceeds from sale of mining properties	(434 085)	(434 085)
Cash flows from investing activities after restatements	(3 519 307)	(20 493 278)

2 Interim financial information
The financial information as at August 31, 2005 and for the three and six-month periods ended August 31, 2005 and 2004 is unaudited. However, in the opinion of management, all adjustments necessary to present fairly the results of these periods have been included. The adjustments made were of a normal recurring nature. Interim results may not necessarily be indicative of results anticipated for the year.

These interim financial statements have been prepared in accordance with Canadian generally accepted accounting principles and use the same accounting policies and methods used in the preparation of the company’s most recent annual financial statements. All disclosures required for annual financial statements have not been included in these financial statements. These interim financial statements should be read in conjunction with the company’s most recent annual financial statements.

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

3	Mining properties
						Option payments, mining properties abandoned, written off or sold, credit on duties refundable for losses refundable tax credit for resources and grants

		# claims # permits	Undivided interest	Balance as at March 1, 2005	Costs incurred		Balance as at August 31 2005
			%	$	$	$	$
							(restated)
							(note 1)
	Corvet Est	703
	Mining property		100	55 401	--	(25 000)	30 401
	Exploration costs			950 271	751	86 707	1 037 729
				1 005 672	751	61 707	1 068 130

	Coulon	1 505
	Mining property		100	109 429	--	--	109 429
	Exploration costs			688 477	13 762	48 235	750 474
				797 906	13 762	48 235	859 903

	Auclair	290
	Mining property		100	239 138	--	--	239 138
	Exploration costs			146 567	1 964	(903)	147 628
				385 705	1 964	(903)	386 766

	Lac Gayot	75
	Mining property	4	50	38 731	--	--	38 731
	Exploration costs			682 741	3 569	11 696	698 006
				721 472	3 569	11 696	736 737

	Poste Lemoyne Ext.	113
	Mining property		50	15 455	--	--	15 455
	Exploration costs			417 258	4 663	7 121	429 042
				432 713	4 663	7 121	444 497

	Lac Noëlla	120
	Mining property	1	100	36 833	--	(36 833)	--
	Exploration costs			317 619	359 427	(677 046)	--
				354 452	359 427	(713 879)	--

			(forward)	3 697 920	384 136	(586 023)	3 496 033

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

	# claims # permits	Undivided interest	Balance as at March 1, 2005	Costs incurred	Option payments, mining properties abandoned, written off or sold, credit on duties refundable for losses, refundable tax credit for resources and grants	Balance as at August 31 2005
		%	$	$	$	$
(restated)
(note 1)

	(brought forward)		3 697 920	384 136	(586 023)	3 496 033

Eleonore	1 130
Mining property		100	160 994	9 790	--	170 784
Exploration costs			2 772 151	8 645 446	(3 738 884)	7 678 713
			2 933 145	8 655 236	(3 738 884)	7 849 497

Megatem	882
Mining property		45	23 768	--	--	23 768
Exploration costs			696 962	267 597	(93 073)	871 486
			720 730	267 597	(93 073)	895 254

Megatem 3	463
Mining property		49	--	--	--	--
Exploration costs			207 097	--	--	207 097
			207 097	--	--	207 097

Others
Mining properties			317 457	117 997	(134 628)	300 826
Exploration costs			329 527	495 228	(467 664)	357 091
			646 984	613 225	(602 292)	657 917

			8 205 876	9 920 194	(5 020 271)	13 105 799

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Statements of Deferred Exploration Expenses

	Three-Month Periods Ended		Six-Month Periods Ended

	August 31	August 31	August 31	August 31
	2005	2004	2005	2004
	$	$	$	$
	(restated)		(restated)
	(note 1)		(note 1)

Balance - Beginning of period	10 834 229	9 487 426	8 205 876	8 438 219

Expenses incurred during the period

Claims and permits	14 873	49 305	127 787	142 374
Analyses	254 315	42 757	514 231	111 295
Drilling	2 105 580	223 768	4 326 038	935 896
Geophysics	166 693	23 739	349 094	238 775
Geology	974 920	252 942	1 406 007	338 147
Stripping	147 427	102 234	147 427	102 234
Transport	1 106 781	240 675	1 701 144	577 794
Blasting	--	--	32 568	12 494
Salaries	765 065	261 619	1 140 902	395 933
Accomodation	106 171	33 734	174 996	57 759
	5 641 825	1 230 773	9 920 194	2 912 701

Option payments	--	(30 000)	(25 000)	(30 000)
Mining properties abandoned, written off or sold	(952 772)	(216 060)	(1 122 147)	(216 764)
Credit on duties refundable for losses and
refundable tax credit for resources	(2 417 483)	(597 371)	(3 873 124)	(1 229 388)
	(3 370 255)	(843 431)	(5 020 271)	(1 476 152)

Balance - End of period	13 105 799	9 874 768	13 105 799	9 874 768

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

4 Share Capital
a) Authorized
Unlimited number of common shares, without par value

Variation of issued and fully paid share capital

	Number	Stated value
$
(restated)
Balance as at March 1, 2005	38 959 078	56 253 306
Stock options exercised	410 059	422 394
Warrants exercised	2 018 022	4 732 933
Private placements	4 280 000	17 252 339 *
Balance as at August 31, 2005	45 667 159	78 660 972

* Net of share issue expenses of $1 573 772

b) Warrants

	Number	Carrying value	Weighted average
		(restated)	exercise price
		$	$
Outstanding as at March 1,2005	1 988 022	554 380	2,01
Granted	1 003 499	550 771	5,48
Exercised	(2 018 022)	(570 400)	2,06
Outstanding as at August 31, 2005	973 499	534 751	5,48

Warrants expire at the latest on September 11, 2006.

The fair value of warrants granted during the six-month period ended August 31, 2005 was estimated using the Black-Scholes model with the following assumptions:

Risk-free interest rate 2.90%
Expected volatility 55%
Dividend yield Nil
Weighted average expected life 12 months
Weighted average fair value $0.549

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

5 a) Stock option plan
The company established a stock option plan under which certain key employees, officers, directors and suppliers may be granted stock options of the company. A maximum of 6 480 842 stock options (maximum of 5% of the number of common shares outstanding in favour of one person) may be granted.

Options granted expire after a maximum of ten years after the date of grant. There is no vesting period.

The following table presents the stock option activity since March 1, 2005 and summarizes information about fixed stock options outstanding and exercisable as at August 31, 2005.

			Weighted
			average
			exercise
		Carrying value	price
	Number	$	$
		(restated)
		(note 1)

Outstanding and exercisable as at March 1, 2005	2 213 309	460 466	1,02
Granted	203 000	334 805	6,88
Exercised	(410 059)	(49 220)	0,91

Outstanding and exercisable as at August 31, 2005	2 006 250	746 051	1,63

	Options	Weighted
	outstanding	average	Weighted
	and	remaining	average
	exercisable	contractual	exercise
	as at	life	price
	August 31, 2005	(years)	$
Range of exercise prices

$0.43 to $0.90	1 449 750	3,78	0,73
$1.23 to $1.42	203 000	8,60	1,33
$3.62	150 500	9,38	3,62
$6.88	203 000	9,88	6,88

The fair value of stock options granted during the six-month period ended August 31, 2005 was estimated using the Black-Scholes model with the following assumptions:

Risk-free interest rate 2.96%
Expected volatility 58%
Dividend yield Nil
Weighted average expected life 12 months
Weighted average fair value of options granted $1.649

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited )
(expressed in Canadian dollars)

b) Unit options
The following table presents the unit option activity since March 1, 2005 and summarizes information about unit options outstanding and exercisable as at August 31 2005.

Weighted
			Weighted	average
			average	remaining
			exercise	contractual
		Carrying value	price	life
	Number	$	$	(years)
(restated)
(note 1)

Outstanding and exercisable as at August 31, 2005	235 800	249 301	4,10	0,77

The fair value of unit options, granted during the six-month period ended August 31, 2005 was estimated using the Black-Scholes model with the following assumptions:

Risk-free interest rate 2.77%
Expected volatility 56%
Dividend yield Nil
Weighted average expected life 12 months
Weighted average fair value of options granted $1.06

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

6 Net loss per share

	Three-Month Periods Ended		Six-Month Periods Ended

	August 31	August 31	August 31	August 31
	2005	2004	2005	2004
	$	$	$	$

Basic weighted average number of shares
oustanding	45 262 242	36 697 159	44 520 907	36 651 363
Stock options	1 822 816	931 303	1 674 972	1 089 585
Unit options	97 078	--	69 282	--
Warrants	805 122	--	357 180	--

Diluted weighted average number of shares
outstanding	47 987 258	37 628 462	46 622 341	37 740 948

Items excluded from the calculation of diluted
loss per share because the exercise price
was greater than the average quoted value
of the common shares
Stock options	--	268 500	203 000	123 500
Warrants	21 000	3 044 220	21 000	3 044 220

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

7 Differences between Canadian and U.S. GAAP
These interim financial statements have been prepared in accordance with Canadian GAAP which differ in certain respects from U.S. GAAP. Note 17 to the company’s most recent annual financial statements describes the material differences between Canadian and U.S. GAAP. This note describes additional changes that have been brought since the most recent annual financial statements and provides a quantitative analysis of the material differences. All disclosures required in annual financial statements under U.S. GAAP have not been provided in these interim financial statements.

Restatements
The financial statements for the three and six-month periods ended August 31, 2005, filed on SEDAR on on October 14, 2005 and on EDGAR on November 3, 2005 have been subject to the following restatements:

$
Balance Sheets

Current assets in accordance with U.S. GAAP before restatements	40 322 136
Restatements made to current assets in accordance with Canadian GAAP	1 204 709
Other adjustments	(79)
Current assets in accordance with U.S. GAAP after restatements	41 526 766

Current liabilities with U.S. GAAP before restatements	3 741 076
Restatements made to current liabilities in accordance with Canadian GAAP	(627 930)
Cancellation of tax effect of flow-through shares	71 659
Current liabilities with U.S. GAAP after restatements	3 184 805

Shareholders's Equity with U.S. GAAP before restatements	84 810 463
Restatements made the following items in accordance with Canadian GAAP
Share capital	(78 477)
Stock options	59 131
Unit options	249 301
Warrants	(170 824)
Adjustment to the reevaluation of exercise price of stock options	141 346
Shareholders's Equity with U.S. GAAP after restatements	85 010 940

Accumulated Deficit

Accumulated deficit in accordance with U.S. GAAP before restatements	48 111 678
Restatements made to the net loss in accordance with U.S. GAAP	1 219 854
Accumulated deficit in accordance with U.S. GAAP after restatements	49 331 532

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

	2005	2005
	3 months	6 months
	$	$
Statements of Earnings

Net loss for the period in accordance with U.S. GAAP before
restatements	3 293 931	6 160 111
Restatements made to earnings in accordance with Canadian GAAP	503 262	131 062
Restatements made to mining properties in accordance with Canadian GAAP	257 601	875 787
Cancellation of tax effect of flow-through shares	71 659	71 659
Adjustment of the exercise price of stock options	141 346	141 346
Other adjustments	(86)	--
Net loss for the period in accordance with U.S. GAAP after restatements	4 267 713	7 379 965

Basic and diluted net loss per share in accordance with U.S. GAAP
before restatements	0,064	0,126

Basic and diluted net loss per share in accordance with U.S. GAAP
after restatements	0,094	0,166

Statements of Cash Flows

Cash flows from operating activites in accordance with U.S. GAAP before
restatements	(1 802 377)	(5 918 814)
Restatements made to net loss in accordance with U.S. GAAP	(963 822)	(963 822)
Restatements made to mining properties in accordance with Canadian GAAP	257 601	257 601
Cancellation of tax effect of flow-through shares	71 659	71 659
Adjustment of the exercise price of stock options	141 346	141 346
Increase in the fair value of stock options granted following a change
in the assumed related expected volatility	59 131	59 131

Cash flows from operating activities in accordance with U.S. GAAP after
restatements	(2 236 462)	(6 352 899)

Cash flows from financing activites in accordance with U.S. GAAP before
restatements	3 449 943	22 588 118
Variation in exploration funds initially presented in investing activities	(2 780 357)	(2 578 538)
Cash flows from financing activities in accordance with U.S. GAAP after
restatements	669 586	20 009 580

Cash flows from investing activities in accordance with U.S. GAAP before
restatements	(3 638 080)	(16 549 840)
Variation in exploration funds reclassified in cash and cash equivalents	2 780 357	2 578 538
Transfer of short-term investments to cash and cash equivalents	(114 940)	533 519
Cash flows from investing activities in accordance with U.S. GAAP after
restatements	(972 663)	(13 437 783)

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

	Three-Month Periods Ended		Six-Month Periods Ended

	August 31	August 31	August 31	August 31
	2005	2004	2005	2004
	$	$	$	$
	(restated)		(restated)

Net loss for the period in
accordance with Canadian GAAP	1 170 772	285 109	963 854	261 709
Mining properties	2 271 570	387 342	4 899 923	1 436 549
Stock options granted to non-employees
and repricing	825 371	226 943	1 566 438	(220 084)
Tax effect of flow-through shares	--	--	(50 250)	--

Net loss for the period in accordance
with U.S. GAAP	4 267 713	899 394	7 379 965	1 478 174

Other comprehensive loss
Unrealized (gains) losses on short-term investments	(380 304)	(173 546)	(521 829)	8 661
Unrealized (gains) losses on long-term investments	(36 000)	34 929	(48 500)	36 222
Comprehensive loss	3 851 409	760 777	6 809 636	1 523 057

Basic and diluted net loss per share
in accordance with U.S. GAAP	0,094	0,025	0,166	0,040

Basic and diluted weighted average number of
shares issued and outstanding in accordance
with U.S. GAAP	45 262 242	36 697 159	44 520 907	36 623 280

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

The following summary sets out the material adjustments to the shareholders's equity and which would be made to conform with U.S. GAAP.

	As at	As at
	August 31 2005	February 28 2005
	$	$
(restated)
(note 1)
Share capital

Share capital in accordance with Canadian GAAP	78 660 972	56 253 306
Stock options	746 051	460 466
Unit options	249 301	--
Warrants	534 751	554 380
Stock-based compensation costs	5 295 539	3 729 101
Tax effect of flow-through shares	(475 674)	31 826

Share capital in accordance with U.S. GAAP	85 010 940	61 029 079

Contributed surplus
Contributed surplus in accordance with Canadian GAAP	1 274	1 274
Stock options cancelled	703 756	703 756
Contributed surplus in accordance with U.S. GAAP	705 030	705 030

Accumulated deficit
Deficit in accordance with Canadian GAAP	30 194 612	29 230 758
Mining properties	13 105 799	8 205 876
Stock-based compensation costs	5 999 295	4 432 857
Tax effect of flow-through shares	31 826	82 076

Deficit in accordance with U.S. GAAP	49 331 532	41 951 567

Other accumulated comprehensive income
Unrealized gains on short-term investments and exploration funds
Balance - Beginning of period	1 468 193	429 521
Unrealized gains occurred during the period	521 829	1 038 672

Balance - End of period	1 990 022	1 468 193

Unrealized gains on long-term investments
Balance - Beginning of period	28 915	148 360
Unrealized gains (losses) occurred during the period	48 500	(119 445)

Balance - End of period	77 415	28 915

Other accumulated comprehensive income	2 067 437	1 497 108

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Balance Sheets
	As at	As at
	August 31	February 28
	2005	2005
	$	$
(restated)
(note 1)

Current assets
Cash and cash equivalents	7 335 381	7 116 483
Exploration funds	2 780 357	201 819
Short-term investments	24 446 490	9 664 926
Amounts receivable	6 907 221	5 082 525
Prepaid expenses	57 317	64 111
	41 526 766	22 129 864

Deposit on exploration costs	--	49 430
Long-term investments	91 000	42 500
Office equipment	15 385	17 470
Web site development expenses	3 529	4 152
	41 636 680	22 243 416

Current liabilities
Accounts payable and accrued liabilities	246 514	207 227
Related companies	2 938 291	756 539
Others	3 184 805	963 766

Shareholders' Equity
Share capital	85 010 940	61 029 079
Contributed surplus	705 030	705 030
Deficit	(49 331 532)	(41 951 567)
Other accumulated comprehensive income	2 067 437	1 497 108
	38 451 875	21 279 650
	41 636 680	22 243 416

VIRGINIA GOLD MINES INC.
(an exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Statements of Cash Flows
	Three-Month Periods Ended		Six-Month Periods Ended

	August 31	August 31	August 31	August 31
	2005	2004	2005	2004
	$	$	$	$
	(restated)		(restated)
	(note 1)		(note 1)

Operating activities	(2 236 462)	(1 431 732)	(6 352 899)	(2 626 835)
Financing activities	669 586	664 142	20 009 580	2 421 582
Investing activities	(972 663)	767 590	(13 437 783)	(2 335 526)

Increase (decrease) in cash and cash equivalents	(2 539 539)	--	218 898	(2 540 779)

Cash and cash equivalents - Beginning of period	9 874 920	--	7 116 483	2 540 779

Cash and cash equivalents - End of period	7 335 381	--	7 335 381	--

Statements of Earnings

	Three-Month Periods Ended		Six-Month Periods Ended

	August 31	August 31	August 31	August 31
	2005	2004	2005	2004
	$	$	$	$
	(restated)		(restated)
	(note 1)		(note 1)

Revenues	320 066	323 402	672 558	427 120
Expenses	(4 587 779)	(1 222 796)	(8 102 773)	(1 905 294)

Loss for the period before income taxes	(4 267 713)	(899 394)	(7 430 215)	(1 478 174)

Income taxes	--	--	(50 250)	--

Net loss in accordance with U.S. GAAP	(4 267 713)	(899 394)	(7 379 965)	(1 478 174)